Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

CHINA GREEN AGRICULTURE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $.001 par value per share	Rule 457(c) and Rule 457(h)	2,700,000 shares	$2.01	$5,427,000.00	.0001476	$801.03
Equity	Common Stock, $.001 par value per share	Rule 457(c) and Rule 457(h)	325,000 shares	$2.01	$663,000.00	.0001476	$97.86
Equity	Common Stock, $.001 par value per share	Rule 457(c) and Rule 457(h)	539,386 shares	$2.01	$1,100,347.00	.0001476	$162.41
Total Offering Amounts					$7,190,347.00		$1,061.30
Total Fee Offsets							-
Net Fee Due							$1,061.30

(1)	Represents (i) 2,700,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”) issuable under our 2023 Equity Incentive Plan, dated as of August 15, 2023, as voted, and approved in the annual shareholders meeting on November 7, 2023; (ii) 325,000 additional shares of Common Stock issuable under our 2009 Equity Incentive Plan, dated as of December 11, 2009, as amended, voted, and approved in the annual shareholders meeting on June 22, 2019; and (iii) 539,386 additional shares of Common Stock, or eight annual increases added on July 1, from 2016 to 2023, in an amount equal to one percent of the Company’s outstanding shares of the Common Stock on each such date, issuable under the Third Amended and Restated Employee Stock Purchase Plan dated as of May 15, 2015 (the “Third Amended ESPP” or “ESPP”) pursuant to Section 3(a), the “evergreen” provision contained in ESPP. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rules 457(c) and 457(h) of the Securities Act upon the basis of the average of the high and low prices per share of the Registrant’s Common Stock as reported on the NYSE on November 8, 2023.